Exhibit 99.4

December 19, 2012

Dear Alterra colleagues

We announced this morning that Alterra has signed a definitive merger agreement with Markel Corporation. Under the terms of the agreement, Markel will acquire Alterra for an aggregate consideration of approximately $3.13 billion. This transaction has many positive implications for the competitiveness of Alterra’s global operations and is a step forward for our underwriting businesses, our shareholders and other stakeholders.

Alterra’s track record of success is, first and foremost, the result of our having an extraordinarily talented and dedicated staff, and is the fundamental reason we are an attractive business partner. The value of any insurance company rests with its people, and the opportunity to have Alterra employees as a part of its organization was very motivating for Markel.

Markel Corporation is a diverse US financial holding company serving a variety of niche markets. Its principal business markets and underwrites specialty insurance products. Markel is viewed as a high quality insurance enterprise with a winning investment strategy, and has consistently had a stock valuation in excess of its peers. The integration of Alterra’s people and franchises is expected to fulfill a key business need in Markel’s strategy to gain scale and diversification in the global market.

For our part, Alterra’s underwriting operations are expected to benefit from the increased scale of the combined company, which will have shareholders’ equity of approximately $6 billion. We have built some of the industry’s strongest market franchises and an organization with talent, drive and determination. This transaction presents an opportunity to take our businesses to the next level of development, and to solidify our value for our employee and outside shareholders. With our continuing expectation that investment yields and insurance pricing remain fairly flat, the value created for shareholders by this merger likely exceeds the value that we would have been able to provide standing alone within any reasonable timeframe.

On the other hand, I know many of you will be sad to see the end of the Alterra brand. We have built a great company, a great culture and have a great group of people that has a lot to be extremely proud of. Markel, however, shares many of our same values, and, while larger, the similarities to our firm are quite significant. We expect the companies will work well together and quickly meld cultures, in much the same way as when Alterra was formed in 2010.

News like this is unfortunately always sudden. As a public company, there is no way to informally communicate this type of material information without also informing the public. While sudden, we have done our best to make the outcome as positive as possible for all our stakeholders.

Any transaction of this nature brings on a period of some change and uncertainty on personal and professional levels. Our expectation is that the outcome will largely be positive. We also recognize that, over time, there will be some overlap and some employees will not have a long-term role. This is unfortunately true in most business combinations. It will take some time to know the details, but, given the two companies’ underwriting units are largely complementary, the impact is likely to be greatest in staff and corporate roles. I would like to reassure you that we have gone to great lengths to ensure there will be short- and longer-term protections for our employees while these decisions are being made and thereafter.

It will be several months before this transaction closes. In the interim, we are still Alterra and our clients and other key business partners need our very best as we conduct our business in the same high quality manner for which we have become known.

I am sure you will have numerous questions, many of which will be answered in the attached press release and Markel presentation. An investor presentation will be available on our website shortly, and I encourage you to listen in to our joint investors’ conference call at 11.00 a.m. EST today that will be webcast on www.alterracap.com. Later today, all staff will also be invited to attend meetings with senior managers at their own locations to discuss the transaction.

I believe the combined company will be well positioned to capitalize on attractive opportunities and that the “new” Markel will be a market leader in specialty insurance and investments.

Sincerely,

Marty Becker

President and CEO

Information Concerning Forward-Looking Statements

This material includes statements about future economic performance, finances, expectations, plans and prospects of Alterra Capital Holdings Limited (“Alterra”) and Markel Corporation (“Markel”), both individually and on a combined basis, that are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding factors affecting future results of Alterra and Markel, please refer to their Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q and other documents filed by Alterra and Markel since March 1, 2012 with the Securities Exchange Commission (“SEC”). These documents are also available free of charge, in the case of Alterra, by directing a request to Alterra through Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136. Neither Alterra nor Markel undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This material contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about Alterra’s and Markel’s beliefs, plans or expectations, are forward-looking statements. These statements are based on Alterra’s or Markel’s current plans, estimates and expectations. Some forward-looking statements may be identified by use of terms such as “believe,” “anticipate,” “intend,” “expect,” “project,” “plan,” “may,” “should,” “could,” “will,” “estimate,” “predict,” “potential,” “continue,” and similar words, terms or statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this material should not be considered as a representation by Alterra, Markel or any other person that Alterra’s or Markel’s objectives or plans, both individually and on a combined basis, will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding expectations; (b) the adequacy of loss reserves and the need to adjust such reserves as claims develop over time; (c) the failure of any of the loss limitation methods the parties employ; (d) any adverse change in financial ratings of either company or their subsidiaries; (e) the effect of competition on market trends and pricing; (f) cyclical trends, including with respect to demand and pricing in the insurance and reinsurance markets; (g) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (h) other factors set forth in Alterra’s and Markel’s recent reports on Form 10-K, Form 10-Q and other documents filed with the SEC by Alterra and Markel.

Risks and uncertainties relating to the proposed transaction include the risks that: (1) the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; (2) the anticipated benefits of the transaction will not be realized or the parties may experience difficulties in successfully integrating the two companies; (3) the parties may not be able to retain key personnel; (4) the conditions to the closing of the proposed merger may not be satisfied or waived; (5) the outcome of any legal proceedings to the extent initiated against Alterra or Markel or its respective directors and officers following the announcement of the proposed merger is uncertain; (6) the acquisition may involve unexpected costs; and (7) the businesses may suffer as a result of uncertainty surrounding the acquisition. These risks, as well as other risks of the combined company and its subsidiaries may be different from what the companies expect, or have previously experienced, and each party’s management may respond differently to any of the aforementioned factors. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 to be filed by Alterra and Markel with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT:

This material relates to a proposed transaction between Alterra and Markel that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed by Alterra and Markel with the SEC. This material is not a substitute for the joint proxy statement/prospectus that Alterra and Markel will file with the SEC or any other document that Alterra or Markel may file with the SEC or Alterra or Markel may send to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC OR SENT TO SHAREHOLDERS, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT ON FORM S-4, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or, in the case of Alterra, by directing a request to Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136.

PARTICIPANTS IN THE SOLICITATION:

Alterra and Markel and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from both Alterra’s and Markel’s shareholders in favor of the proposed transaction. Information about Alterra’s directors and executive officers and their ownership in Alterra common stock is available in the proxy statement dated March 26, 2012 for Alterra’s 2012 annual general meeting of shareholders. Information about Markel’s directors and executive officers and their ownership of Markel common stock is available in the proxy statement dated March 16, 2012 for Markel’s 2012 annual general meeting of shareholders.